EXHIBIT 4.9

WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (“ACT”) OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

WARRANT TO PURCHASE 150,000 SHARES OF COMMON STOCK

EPICEDGE, INC.

(a Texas corporation)

3200 Wilcrest Drive, Suite 370

Houston, Texas 77042-2374

Not Transferable or Exercisable Except

upon Conditions Herein Specified

EPICEDGE, INC., a Texas corporation (“Company”), hereby certifies that Nicholas L. Reding, his registered successors and permitted assigns registered on the books of the Company maintained for such purposes, as the registered holder hereof (“Holder”), for value received in consideration for services to be rendered to the Company as a director and other consulting services, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company, $.01 par value (“Shares” or “Common Stock”), stated above at the purchase price per Share set forth in Section 1(b) below (“Exercise Price”) (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

1.                                  Exercise of Warrants.

(a)             Subject to subsection (b) of this Section 1 and Section 10, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company, or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier’s check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased.  This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

(b)             This Warrant may be exercised at a price of $19.00 per share.  This Warrant shall vest and become exercisable as follows: (i) 50,000 shares underlying the Warrant shall vest and become exercisable as of the date hereof, (ii) 50,000 shares underlying the Warrant shall vest and become exercisable on May 25, 2001, and (iii) 50,000 shares underlying the Warrant shall vest and become exercisable on May 25, 2002.  The Warrant shall expire upon the close of business May 25, 2005.

(c)             The Warrant Price shall be payable at the time of exercise.  The Warrant Price may be paid in cash, by cashier’s check, or by wire transfer.

2.                                  Exchange and Transfer of Warrant.

At any time prior to the exercise hereof, upon presentation and surrender to the Company, this Warrant (a) may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, but (b) may not be sold, transferred, hypothecated, or assigned, in whole or in part, without the prior written consent of the Company.

3.                                  Rights and Obligations of Warrant Holder.

(a)             The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate.  The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof.  In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purposes as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

(b)             No Holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company’s common stock.

4.                                  Shares Underlying Warrants.

The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully paid and non-assessable, and free from all stamp taxes, liens and charges with respect to the purchase thereof.  In addition, the Company agrees at all times to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of this Warrant.

5.                                  Disposition of Warrants or Shares.

(a)             The Holder of this Warrant Certificate and any transferee hereof or of the Shares issuable upon the exercise of the Warrant Certificate, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (“Act”) or applicable state securities laws (“State Acts”) and shall not be sold, pledged, hypothecated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of an opinion of counsel favorable to the Company or its counsel or submission to the Company of such evidence as may be satisfactory to the Company or its counsel, in each such case, to the effect that any such transfer shall not be in violation of the Act or the State Acts.  It shall be a condition to the transfer of this Warrant that any transferee of this Warrant deliver to the Company his written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.  The Holder acknowledges that the Company has not granted any registration rights hereunder.

(b)             The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

“The securities represented by this certificate have not been registered under either the Securities Act of 1933 (“Act”) or the securities laws of any state (“State Acts”).  Such securities shall not be sold, pledged, hypothecated, or otherwise transferred (whether or not for consideration) at any time whatsoever except upon registration or upon delivery to the Company of an opinion of its counsel satisfactory to the Company or its counsel that registration is not required for such transfer or the submission of such other evidence as may be satisfactory to the Company or its counsel to the effect that any such transfer shall not be in violation of the Act, State Acts or any rule or regulation promulgated thereunder.”

6.                                  Adjustments.

The number of Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

(a)             If at any time after the date of this Warrant and so long as this Warrant is outstanding, there is a stock split, stock dividend, subdivision, or similar distribution with respect to the Common Stock, or a combination of the Common Stock, then, in such event, the exercise price shall be adjusted in accordance with (b) below.

(b)             Immediately upon the effective date of any event requiring adjustment pursuant to (a), the Company shall adjust the exercise price then in effect (to the nearest whole cent) as follows:

i)              in the event such adjustment is caused by stock split, stock dividend, subdivision, or other similar distribution of shares of Common Stock, the exercise price in effect, immediately prior to the effective date of such event shall be decreased to an amount which shall bear the same relation to the exercise price in effect immediately prior to such event as the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock outstanding immediately after such event;

ii)             in the event such adjustment is caused by a combination of shares of Common Stock, the exercise price in effect immediately prior to the close of business on the effective date of such event shall be increased to an amount which shall bear the same relation to the exercise price in effect immediately prior to such event as the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock outstanding immediately after such event.

(c)             Upon each adjustment of the exercise price pursuant to (b) above, the Warrant outstanding prior to such adjustment in the exercise price shall thereafter evidence the right to purchase, at the adjusted exercise price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock issuable upon exercise of the Warrant prior to adjustment of the number of shares of Common Stock by the exercise price in effect prior to adjustment of the exercise price and (ii) dividing the product so obtained by the exercise price in effect after such adjustment of the exercise price.

7.                                  Loss or Destruction.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

8.                                  Survival.

The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate.

9.                                  Notices.

Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid (or similar delivery if outside of the United States), and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or her address as it appears on the books of the Company.

10.                            Termination of Service.

Notwithstanding any provision to the contrary in this Warrant, this Warrant shall terminate and no longer be exercisable immediately upon termination of the Holder’s services as a director.

EPICEDGE, INC.

By:
Jeffrey S. Sexton, President
Dated: May 25, 2000

HOLDER:

By:
Nicholas L. Reding
Dated: May 25, 2000

PURCHASE FORM

(To be signed only upon exercise of Warrant)

To EpicEdge, Inc.:

The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                 * shares of Common Stock of EpicEdge, Inc. and herewith makes payment of $                therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the enclosed Warrant)

(Address)

(*)                                 Insert here the number of shares called for on the face of the Warrant or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised, in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be delivered upon exercise.